Exhibit 99

Kulicke & Soffa Announces Non-Cash Assets Write-Down

Willow Grove, PA—June 10, 2005—Kulicke & Soffa Industries, Inc. (Nasdaq: KLIC) today announced the Company has evaluated the carrying value of its Test segment’s long-lived assets, consisting primarily of $102.3 million of intangible assets and goodwill recorded on its balance sheet at March 31, 2005. Impairment tests were performed under the provisions of SFAS Statement 142 “Goodwill and Other Intangible Assets” and SFAS 144 “Accounting for the Impairment of Disposal of Long-Lived Assets”. The results of these tests concluded that intangible assets and goodwill related to the Company’s Test business unit were impaired. The Company estimates that this non-cash impairment charge will be approximately $90 to $110 million. The charge will be taken in the quarter ended June 30, 2005. The amount of the charge is subject to adjustment, pending a third-party appraisal of the Test business unit and finalization of the calculation.

Scott Kulicke, chairman and chief executive officer, stated, “Our decision to write down the Test segment goodwill and intangible assets at this time was triggered by difficulties in the development of new test products, anticipated challenges in the introduction of these new products, and greater than expected losses incurred by our Test segment. The write-down does not imply any change in the ongoing consolidation of our Test operations, or any change in our product development goals.” He concluded by noting, “Test can be a growing, profitable business if we execute our plans. If we don’t, then we’ll have to rethink those plans”.

A conference call will be held on June 15, 2005 at 9:00 AM eastern time to discuss this topic as well as the semiconductor business outlook. Analysts and investors are invited to participate by calling toll free 877-407-8037 approximately 15 minutes prior to the call start time and an operator will connect you to the conference call. For listen-only mode of the live conference call, log on to http://www.kns.com/investors/events.

About Kulicke & Soffa

Kulicke & Soffa (NASDAQ: KLIC) is the world’s leading supplier of semiconductor wire bonding assembly equipment. We believe K&S is the only major supplier to the semiconductor assembly industry that provides customers with semiconductor wire bonding equipment along with the complementing packaging materials and test interconnect products that actually contact the surface of the customer’s semiconductor devices. The ability to control all of these assembly related products is unique to Kulicke & Soffa, and allows us to develop system solutions to the new technology challenges inherent in assembling and packaging next-generation semiconductor devices. Test interconnect products include a variety of wafer probe cards, ATE interface assemblies, and PC boards for wafer testing, as well as test sockets for all types of packaged semiconductor devices. Kulicke & Soffa’s web site address is http://www.kns.com.

Caution Concerning Forward Looking Statements

In addition to historical statements, this press release contains statements relating to future events and our future results. These statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and include, but are not limited to, statements that relate to future profitability, growth, losses, product development and introduction, and plans for our test business, including ongoing consolidation of our test business. While these forward-looking statements represent our judgments and future expectations concerning our business, a number of risks, uncertainties and other important factors could cause actual developments and results to differ materially from our expectations. These factors include, but are not limited to: the risk of failure to successfully manage our operations; the risk that anticipated orders may not materialize or that orders received may be postponed or canceled, generally without charges; the risk that anticipated cost savings will not be achieved; the volatility in the demand for semiconductors and our products and services; the risk that we may not be able to develop and manufacture new products and product enhancements on a timely and cost effective basis; acts of terrorism and violence; overall global economic conditions; risks, such as changes in trade regulations, currency fluctuations, political instability and war, associated with a substantial foreign customer and supplier base and substantial foreign manufacturing operations; potential instability in foreign capital markets; and the factors listed or discussed in Kulicke and Soffa Industries, Inc. 2004 Annual report on Form 10-K and our other filings with the Securities and Exchange Commission. Kulicke & Soffa Industries is under no obligation to (and expressly disclaims any obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Company Contact: Michael Sheaffer, 215-784-6411, 215-784-6167 fax, msheaffer@kns.com

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